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                                                                   EXHIBIT 10.22

                        AMENDMENT OF THE PLAN FOR EGTRRA

                             AMENDMENT NUMBER ONE TO
                        MBIA INC. EMPLOYEES PENSION PLAN

                            EFFECTIVE JANUARY 1, 2002

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                        AMENDMENT OF THE PLAN FOR EGTRRA

                             AMENDMENT NUMBER ONE TO
                        MBIA INC. EMPLOYEES PENSION PLAN

        BY THIS AGREEMENT, MBIA, Inc. Employees Pension Plan (herein referred to as the Plan) is hereby amended as follows:

                                    ARTICLE I
                                    PREAMBLE

1.1 Adoption and effective date of amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

1.2 Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

                                   ARTICLE II
                          LIMITATIONS ON CONTRIBUTIONS

2.1 Effective date. This Article shall be effective for "limitation years" beginning after December 31, 2001.

2.2 Maximum annual addition. The "annual addition" that may be contributed or allocated to a Participant's account under the Plan for any "limitation year" shall not exceed the lesser of:

                (a) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

                (b) one-hundred percent (100%) of the Participant's "415 Compensation" for the "limitation year."

        The "415 Compensation" limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an "annual addition."

                                   ARTICLE III
                         INCREASE IN COMPENSATION LIMIT

        The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).

                                   ARTICLE IV
                         MODIFICATION OF TOP-HEAVY RULES

4.1 Effective date. This Article shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for

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such years. This Article amends Article VIII of the Plan.

4.2      Determination of top-heavy status.

                (a) Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having "415 Compensation" greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31,
        2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having "415 Compensation" of more than $150,000. The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

                (b) Determination of present values and amounts. This section (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

                (1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code
                Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                (2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

4.3 Minimum benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code
Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

                                    ARTICLE V
                     DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

5.1 Effective date. This Article shall apply to distributions made after December 31, 2001.

5.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 6.11 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also

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apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

5.3 Modification of definition of eligible rollover distribution to include after-tax Employee contributions. For purposes of the direct rollover provisions in Section 6.11 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                                   ARTICLE VI
                           ROLLOVERS FROM OTHER PLANS

        The Administrator, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this Plan.

                                   ARTICLE VII
                 ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

7.1 Applicability and effective date. This Article applies to rollover contributions and involuntary cash-outs, and shall be effective with respect to distributions made on and after January 1, 2002 with respect to Participants who separate from service on or after January 1, 2002.

7.2 Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of Section 6.4(a) of the Plan, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the
value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable account balance.

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        IN WITNESS WHEREOF, this Amendment has been executed this
_________________ day of _________________.

                                           MBIA, Inc.

                                           By
                                             -----------------------------------
                                               EMPLOYER

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